UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	25-1811499
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address of principal executive offices, including zip code)

Hersha Hospitality Trust 2012 Equity Incentive Plan
(Full title of the plan)

Ashish R. Parikh, Chief Financial Officer
Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(215) 238-1046
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

James S. Seevers, Jr.
Hunton & Williams LLP
951 East Byrd Street
Richmond, Virginia 23219
(804) 788-8200
(804) 788-8218 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Non-accelerated filer ☐	Accelerated filer ☐	Small reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Priority Class A common chares of beneficial interest, $0.01 par value per share	7,500,000 shares	$5.14	$38,550,000	$4,418

(1)
Represents the aggregate number of shares of the registrant’s Priority Class A common shares of beneficial interest, $0.01 par value per share, issuable pursuant to the registrant’s 2012 Equity Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereunder includes such indeterminate number of additional common shares as may be offered or issued in the future pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $5.14 per share, which was the average of the high and low prices of the common shares on the New York Stock Exchange on February 27, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission the (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Hersha Hospitality Trust (the “Company”) hereby incorporates by reference into this registration statement the following documents:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 29, 2012;

2.	The Company’s Current Reports on Form 8-K filed with the SEC on February 15, 2012, February 16, 2012 and February 28, 2012; and

3.
The description of the Company’s Priority Class A common shares of beneficial interest, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A, as filed with the SEC on May 2, 2008, and any amendment or report filed subsequent thereto for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.  Any statement contained in this registration statement or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s declaration of trust limits the liability of the Company’s trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or others that was material to the cause of action adjudicated.

The Company’s declaration of trust authorizes the Company, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of the Company’s present or former trustees or officers or any individual who, while a trustee or officer and at the Company’s request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise.  The indemnification covers any claim or liability against the person.  The Company’s bylaws and Maryland law require the Company to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to the Company.

Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

Maryland law prohibits the Company from indemnifying the Company’s present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  The Company’s bylaws and Maryland law require the Company, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Declaration of Trust, as amended and supplemented (filed with the SEC as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2011, and incorporated by reference herein).

4.2
Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 5, 2010, and incorporated by reference herein).

4.3
Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Company’s registration statement on Form S-11, as amended (Registration No. 333-56087), filed with the SEC on June 5, 1998, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included on signature page).

99.1	Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the proxy statement on Schedule 14A filed with the SEC on April 18, 2011, and incorporated by reference herein).

99.2
Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 31, 2011, and incorporated by reference herein).

* Filed herewith.

Item 9.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 2, 2012.

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ashish R. Parikh and Michael R. Gillespie and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the power of attorney appearing above have been signed below by the following persons in the capacities indicated on March 2, 2012.

By:	/s/ Hasu P. Shah	By:	/s/ Jay H. Shah
	Hasu P. Shah		Jay H. Shah
	Chairman of the Board of Trustees		Chief Executive Officer and Trustee
(Principal Executive Officer)

By:	/s/ Thomas S. Capello	By:	/s/ Ashish R. Parikh
	Thomas S. Capello		Ashish R. Parikh
	Trustee		Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Donald J. Landry	By:	/s/ Michael R. Gillespie
	Donald J. Landry		Michael R. Gillespie
	Trustee		Chief Accounting Officer
(Principal Accounting Officer)

By:	/s/ Kiran P. Patel	By:	/s/ John M. Sabin
	Kiran P. Patel		John M. Sabin
	Trustee		Trustee

By:	/s/ Dianna F. Morgan	By:	/s/ Thomas J. Hutchison III
	Dianna F. Morgan		Thomas J. Hutchison III
	Trustee		Trustee

By:	/s/ Daniel Elsztain
Daniel Elsztain
Trustee

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Declaration of Trust, as amended and supplemented (filed with the SEC as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2011, and incorporated by reference herein).

4.2
Amended and Restated Bylaws of the Company (filed with the SEC as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 5, 2010, and incorporated by reference herein).

4.3
Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Company’s registration statement on Form S-11, as amended (Registration No. 333-56087), filed with the SEC on June 5, 1998, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on signature page).

99.1	Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the proxy statement on Schedule 14A filed with the SEC on April 18, 2011, and incorporated by reference herein).

99.2
Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 31, 2011, and incorporated by reference herein).

* Filed herewith.